SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                                ________________


                                    FORM 8-K

                                 CURRENT REPORT


                        PURSUANT TO SECTION 13 OR 15 (d)

                     OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (date of earliest event reported)                October 22, 2002
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                           SOS STAFFING SERVICES, INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)


        Utah                               0-26094            87-0295503
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(State or other jurisdiction            (Commission       (IRS Employer ID
 of incorporation)                       File Number)           Number)


1415 South Main, Salt Lake City, Utah                                84115
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(Address of principal executive offices)                            (Zip Code)


Registrant's Telephone Number, including area code:               (801) 484-4400
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(Former name or former address, if changed since last report)


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Item 5.           Other Events.

On October 22, 2002, SOS Staffing Services, Inc. filed the following press release:

SOS STAFFING SERVICES, INC. GRANTED 180-DAY EXTENSION ON NASDAQ LISTING


SALT LAKE CITY, UTAH--SOS Staffing Services, Inc. (NASDAQ/SOSS) announced today that it received an additional 180-day extension, until April 21, 2003, to regain compliance with the minimum bid price per share requirement of the Nasdaq SmallCap Market (the "SmallCap Market").

On April 22, 2002, the Company was notified by Nasdaq that it was not in compliance with the $1.00 minimum bid price per share requirement for continued listing on the Nasdaq National Market ("NNM"). Accordingly, the Company was provided 90 calendar days, or until July 22, 2002, to regain compliance. On August 12, 2002, the Company transferred to the SmallCap Market and was granted an additional 90 calendar day grace period, or until October 21, 2002, to regain compliance with the minimum bid price per share requirement.

The Company has not regained compliance with the $1.00 minimum bid price per share requirement for continued listing on the SmallCap Market. However, Nasdaq has determined that the Company met all other initial listing requirements for the SmallCap Market and has provided the Company with an additional 180 calendar days, or until April 21, 2003, to regain compliance with the minimum bid price per share requirement. If the Company's minimum bid price per share closes at or above the $1.00 per share minimum required bid price for at least 10 consecutive trading days, the Company will have regained compliance with such requirement. If during the SmallCap Market grace period the closing bid price of the Company's stock is $1.00 per share or more for 30 consecutive trading days, then the Company may be eligible to transfer its common stock back to the NNM, provided all other requirements for continued listing on that market are met.

 If the Company has not met the minimum bid price and all other listing requirements at the expiration of the grace period, the common stock may be subject to delisting from the SmallCap Market, subject to an appeals process, in which event the Company's securities may be quoted in the over-the-counter market.

SOS Staffing Services, Inc., with its subsidiaries, is a full-service provider of commercial staffing and employment related services. SOS and its subsidiaries operate a network of approximately 90 offices.


IMPORTANT NOTE:
Statements in this press release that are not purely historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, without limitation, earnings projections. Each such statement encompasses the Company's beliefs, expectations, hopes or intentions regarding future events. Words such as "projects," "expects," "intends," "believes," "anticipates," "likely," "hopes" and other words of similar meaning also identify forward-looking statements. All forward-looking statements included in this release are made as of the date hereof and are based on information available to the Company as of such date. The Company assumes no obligation to update any forward-looking statement. Readers are cautioned that all forward-looking statements involve risks, uncertainties and other factors that could cause the Company's actual results to differ materially from those anticipated in such statements including, without limitation, the Company's ability to attract and retain the staff, temporary and other employees needed to implement the Company's business plan and to meet customer needs, the Company's ability to integrate the operations of acquired businesses, economic fluctuations, existing and emerging competition, and changes in demands for the Company's services. Risk factors, cautionary statements and other conditions, including economic, competitive, governmental and technology factors, that could cause actual results to differ from the Company's current expectations are discussed in the Company's Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission.
                                      # # #


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               SOS STAFFING SERVICES, INC.
                               By: /s/Kevin Hardy
                                   ---------------------------
                             Name:    Kevin Hardy
                            Title:    Chief Financial Officer

Dated:  October 23, 2002


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